Exhibit 21.1

Vontier Corporation

Subsidiaries of the Registrant

Entity Name	Country
AFS Forecourt Solutions Proprietary Limited	South Africa
ANGI Energy Systems, LLC	United States
Autotank Holding AB	Sweden
Delpak Systems Ltd.	Israel
DH South Africa Trust Subsidiary Proprietary	South Africa
DOMS ApS	Denmark
DOMS Metrology ApS	Denmark
Fafnir GmbH	Germany
Fleet Management Solutions, Inc.	United States
FTV Servicios Colombia SAS	Colombia
Getpak Systems BV	Netherlands
GGC International Holdings II LLC	United States
GGC International Holdings LLC	United States
GGC International III Ltd.	United Kingdom
GGC UK Holdings Ltd.	United Kingdom
Gilbarco ACIS d.o.o. Novi Sad	Serbia
Gilbarco AFS Proprietary Limited	South Africa
Gilbarco Australia Pty Ltd.	Australia
Gilbarco Canada LP	Canada
Gilbarco China Co. Ltd.	China
Gilbarco GmbH	Germany
Gilbarco Inc.	United States
Gilbarco International Inc.	United States
Gilbarco Italia S.r.l.	Italy
Gilbarco Latin America Andina Ltda.	Chile
Gilbarco Latin America SRL	Argentina
Gilbarco Namibia Fuel Technologies (Proprietary) Limited	Namibia
Gilbarco Outcast Media LLC	United States
Gilbarco Veeder Root Egypt LLC	Egypt
Gilbarco Veeder Root India Private Limited	India
Gilbarco Veeder Root Kenya Limited	Kenya
Gilbarco Veeder Root Nigeria Limited	Nigeria
Gilbarco Veeder-Root Soluções Indústria e Comércio Ltda.	Brazil
Gilbarco Veeder Root S.R.L.	Romania
Gilbarco Veeder Root Spolka Z.o.o.	Poland
Gilbarco Veeder Root, S.L.	Spain
Gilbarco Veeder-Root (Thailand) Co., Ltd.	Thailand
Gilbarco Veeder-Root AB	Sweden
Gilbarco Veeder-Root AS	Norway
Gilbarco Veeder-Root Asia Pte Ltd.	Singapore
Gilbarco Veeder-Root Korea Inc.	Korea
Gilbarco Veeder-Root Ltd.	Jersey
Gilbarco Veeder-Root North Africa	Morocco
Gilbarco Veeder-Root OU	Estonia
Gilbarco Veeder-Root SDN.BHD	Malaysia
Gilbarco Veeder-Root SIA	Latvia
Gilbarco Verwaltungs GmbH	Germany
GLFD AU Holding LLC	United States
GLFD DE Holding LLC	United States

GLFD Holdings LLC	United States
GLFD SE Holding LLC	United States
Global Traffic Technologies Canada, Inc.	Canada
Global Traffic Technologies, Inc.	United States
Global Traffic Technologies, LLC	United States
GTHM Asiapac Holdings I Limited	Cayman Islands
GTHM Asiapac Holdings II Limited	Hong Kong
GTHM Asiapac Holdings III LLC	United States
GTHM Asiapac Holdings IV Limited	Cayman Islands
GTHM Canada Finance Ltd.	Canada
GTHM Canada Holding Ltd.	Canada
GTHM Hong Kong Limited	Hong Kong
GVR Finland Oy	Finland
GVR MENA Management Limited	United Arab Emirates
Hennessy Automobile Service Equipment (Suzhou) Co., Ltd.	China
Hennessy Industries Limited Partnership	Canada
Hennessy Industries, LLC	United States
Intervest Srl	Argentina
Launchchange South Africa Holdings (Pty) Ltd.	South Africa
LLC Orpak Ukraine	Ukraine
Logicom N.G.	Greece
Logicom S.A.	Greece
Logitron International S.a.r.l.	Luxembourg
Matco Tools Canada	Canada
Matco Tools Corporation	United States
Moonsilk Limited	United Kingdom
MTH Holding LLC	United States
Navman Wireless Australia Pty Ltd.	Australia
Navman Wireless de Mexico S. de R.L. de C.V.	Mexico
Navman Wireless de Mexico Servicios, S. de R.L. de C.V.	Mexico
Navman Wireless General Partner LLC	United States
Navman Wireless Holdings LP	United States
Navman Wireless New Zealand	New Zealand
NMTC Partners Inc.	Canada
Noglia Vermogensverwaltung GmbH	Germany
Odysii Technologies Ltd.	Israel
OOO Autotank	Russian Federation
Orpak Bulgaria EOOD	Bulgaria
Orpak Latina S.p.A.	Chile
Orpak Romania S.R.L.	Romania
Orpak Solution Co., Ltd.	Thailand
Orpak Systems GmbH	Germany
Orpak Systems India Private Ltd.	India
Orpak Systems Ltd.	Israel
Orpak USA Inc.	United States
Postec Data Systems Australia Pty Ltd.	Australia
Promaks Yazilim Sanayi ve Ticaret A.S.	Turkey
R.P.S.L. Retail Petrosystems Ltd.	Cyprus
Retail Petrosystems S.R.L.	Romania
Serpak Ltd.	Israel
Service Station Products Company	United States
SmartPetro Inc.	Philippines
STE Gilbarco AFS DRC SARL	The Democratic Republic of Congo
Teletrac Holdings Inc.	United States

Teletrac Navman (UK) Ltd.	United Kingdom
Teletrac Navman US Ltd.	United States
Teletrac, Inc.	United States
TMX Acquisition LLC	United States
TMX Holding LLC	United States
Tracktec Ltd.	Israel
Trafficmaster Traffic Services Limited	United Kingdom
Transit Solutions Proprietary Limited	South Africa
TRP Systems BV	Netherlands
Turpak Elektromanyetik Yakit Ikmal Sistemleri Ticaret A.S.	Turkey
UAB Gilbarco Veeder-Root	Lithuania
Urug Holdings Inc.	British Virgin Islands
Veeder-Root Company	United States
Veeder-Root FuelQuest, LLC	United States
Veeder-Root Petroleum Equipment (Shanghai) Co., Ltd.	China
Vontier Business Services LLC	United States
Vontier Corporation	United States
Vontier Employment Services LLC	United States
Vontier Insurance Company	United States